U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

SECURE NetCheckIn Inc.

(Name of Registrant in its Charter)

Nevada	333-173172	27-3729742
(State or Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13118 Lamar Ave Overland Park, KS 66209

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 913.945.1290

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act: .Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock par value $0.001 per share

Item 1 Description of the Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Restatement on Form S-1, as amended, filed with the commission (File No. 333-173172) is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit Number

Description

3.1

Articles of Incorporation (1)

3.2

By-laws (1)

(1)

Incorporated by reference to Registration Statement on Form S-1 filed on  March 29, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE NetCheckIn INC.

Dated: August 5, 2013	By:	/s/ Brandi L. DeFoor
Brandi L. DeFoor
Chief Executive Officer

Dated: August 5, 2013	By:	/s/ Mark W. DeFoor
Mark W. DeFoor
President and Chief Financial Officer